EXHIBIT 10.82

SECOND AMENDMENT

TO THE

RETIREMENT PLAN FOR EMPLOYEES OF GALEY & LORD, INC.

WHEREAS, Galey & Lord, Inc. (the “Company”) maintains The Retirement Plan for Employees of Galey & Lord, Inc., most recently amended and restated as of January 1, 2000 (the “Plan”).

WHEREAS, the Employer is obligated to amend the Plan in accordance with the Community Renewal Tax Relief Act of 2000; and

WHEREAS, the Company wishes to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The amendments made for EGTRRA are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

WHEREAS, the Company wishes to amend the Plan, effective January 1, 2002, to comply with EGTRRA.

WHEREAS, the Company wishes to amend the Plan in accordance with IRS Revenue Ruling 2001-62 and the Model Amendment as set forth in IRS Revenue Procedure 2002-29.

NOW, THEREFORE, the Plan is amended as follows:

I. APPLICABLE MORTALITY TABLE

Effective December 31, 2002, the definition of “Actuarial Equivalent” in Section 1.2 of the Plan is amended by adding the following paragraph to the end of the Section to read as follows:

Effective for distributions with annuity starting dates on or after December 31, 2002, and notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of converting Participants’ Accrued Benefits into a lump sum benefit payable under the Plan and for purposes of determining the Actuarial Equivalent of a deferred payment, shall be the mortality table prescribed in Rev. Rul. 2001-62 for all purposes under the Plan.

II. EARNINGS

Effective for Plan years beginning after December 31, 1997, the first full paragraph of the definition of “Earnings” in Section 1.12 of the Plan is amended in its entirety to read as follows:

A participant’s gross annual non-deferred remuneration received from the Employer and Related Companies (if any) for personal services, as reported on Form W-2, during the Plan Year, including (to the extent applicable) bonuses, vacation pay, overtime pay, cash awards and commissions. Earnings shall exclude contributions or benefits under this Plan or any other plan of deferred compensation maintained by the Employer, disability pay and severance pay. Notwithstanding the above, Earnings include amounts which would have been received by the Employee as remuneration but for the employee’s election to defer such amounts under Code Section 125, 132(f)(4), 401(k), 403(b), or 457(b). For convenience of administration, Earnings may be rounded to the nearest $100.

In addition, effective for Plan years beginning after December 31, 2001, the second full paragraph of the definition of “Earnings” in Section 1.12 of the Plan is amended in its entirety to read as follows:

For any Plan Year, the amount of a Participant’s Earnings that may be taken into account under the Plan must not exceed the “Code Section 401(a)(17) limit”. The “Code Section 401(a)(17) limit” is $200,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). If Earnings for any prior determination period are taken into account in determining an Employee’s Accrued Benefit, Earnings for that prior determination period are subject to the “Code Section 401(a)(17) limit” in effect for that prior determination period.

III. SECTION 415 COMPENSATION

Effective for Plan years beginning after December 31, 1997, the last sentence of the definition of “Section 415 Compensation “ in Section 1.33 of the Plan is amended in its entirety to read as follows:

Notwithstanding the above, Section 415 Compensation includes amounts which would have been received by the Employee as remuneration but for the employee’s election to defer such amounts under Code Section 125, 132(f)(4), 401(k), 403(b), or 457(b).

IV. BENEFIT LIMITATIONS IN GENERAL

Effective for limitation years ending after December 31, 2001, Section 5.8 of the plan is amended in its entirety to read as follows:

5.8 Benefit Limitations In General: Notwithstanding anything in the plan to the contrary, the annual retirement benefit provided under this Plan and under all other qualified defined benefit plans maintained by the Employer must not exceed an annual benefit equal to the lesser of (a) $160,000 (as adjusted by the Secretary of the Treasury) or (b) 100% of the Participant’s average annual Section 415 Compensation from the Employer for the three consecutive calendar years that will produce the highest average.

For purposes of this Section 5.8 and Section 5.9, the “Limitation Year” is the Plan year and the terms “Company” and “Employer” include Related Companies. The benefit limitations described in this Section 5.8 are set forth and governed by Code Section 415, which is incorporated herein by reference.

V. LIMITATION ON ANNUAL ADDITIONS AND ACTUARIAL ASSUMPTIONS

Effective December 31, 2002, Section 5.8 of the Plan which pertains to the limitation on annual benefits under Section 415 of the Code, is amended by adding the following paragraph to the end of the Section as follows:

Effective for distributions with annuity starting dates on or after December 31, 2002, and notwithstanding any other plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415 of the Internal Revenue Code as referenced in this Section 5.8 of the plan is the table prescribed in Rev. Rul. 2001-62.

VI. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

Effective December 31, 2001, Section 6.7 of the Plan is amended by adding the following paragraph to the end of the Section as follows:

Effective December 31, 2001, notwithstanding any other provision of the Plan to the contrary, for purposes of the direct rollover provisions in this Section 6.7 of the Plan, an eligible retirement Plan shall also mean an annuity contract described in Code §403(b) and an eligible Plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of eligible retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p).

Effective December 31, 2001, notwithstanding any other provision of the Plan to the contrary, for purposes of the direct rollover provisions in this Section 6.7 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code §408(a) or (b) of the Code, or to a qualified defined contribution Plan described in Code §401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

VII. TOP HEAVY RULES

Effective for Plan years beginning after December 31, 2001, Section 11.1(a) is amended by adding the following paragraphs to the end of the Section to read as follows:

Effective for Plan Years beginning after December 31, 2001, and notwithstanding any other provision of the Plan to the contrary, with respect to distributions during the year ending on the determination date, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any Plan aggregated with the Plan under Code §416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

Effective for Plan Years beginning after December 31, 2001, and notwithstanding any other provision of the Plan to the contrary, the accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

Effective for Plan years beginning after December 31, 2001, the definition of “Key Employee” in Section 11.1(b) is amended in its entirety to read as follows:

A Key Employee is any Employee or former Employee (including any deceased employee) who at any time during the Plan year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code §416(i)(1) for Plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code §415(c)(3). The determination of who is a key employee will be made in accordance with Code §416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Effective for Plan years beginning after December 31, 2001, Section 11.2 is amended by adding the following paragraph to the end of the Section to read as follows:

Effective for Plan years beginning after December 31, 2001, notwithstanding any other provision of the Plan to the contrary,

for purposes of satisfying the minimum benefit requirements of Code §416(c)(1) and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan year when the Plan benefits (within the meaning of Code §410(b)) no key employee or former key employee.

VIII. The Plan is hereby amended by adding Addendum A (as attached hereto) immediately following the last page of the Plan.

IX. Unless otherwise amended herein, the provisions of the Plan are hereby ratified and confirmed.

THIS AMENDMENT IS EXECUTED this 12th day of December, 2002.

GALEY & LORD, INC.

By	/s/ Leonard F. Ferro

ADDENDUM A

MINIMUM REQUIRED DISTRIBUTIONS

(Model Amendment as set forth in Revenue Procedure 2002-29)

Section 1. General Rules

1.1. Effective Date. Unless an earlier effective date is specified in the adoption agreement, the provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.3. Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2.2. Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.

(b) If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(d) If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

Addendum A—Page 1 of 4 (PN005)

For purposes of this section 2.2 and section 5, distributions are considered to begin on the participant’s required beginning date (or, if section 2.2(d) applies, the date distributions are required to begin to the surviving spouse under section 2.2(a)). If annuity payments irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Form of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3, 4 and 5 of this article. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

Section 3. Determination of Amount to be Distributed Each Year.

3.1. General Annuity Requirements. If the participant’s interest is paid in the form of annuity distributions under the plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in section 4 or 5;

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2) to the extent of the reduction in the amount of the participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in section 4 dies or is no longer the participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(3) to provide cash refunds of employee contributions upon the participant’s death; or

(4) to pay increased benefits that result from a plan amendment.

3.2. Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the participant’s required beginning date (or, if the participant dies before distributions begin, the date distributions are required to begin under section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next

Addendum A—Page 2 of 4 (PN005)

payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the participant’s required beginning date.

3.3. Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 4. Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

4.1. Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary, annuity payments to be made on or after the participant’s required beginning date to the designated beneficiary after the participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

4.2. Period Certain Annuities. Unless the participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the participant’s lifetime may not exceed the applicable distribution period for the participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the participant reaches age 70, the applicable distribution period for the participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the participant as of the participant’s birthday in the year that contains the annuity starting date. If the participant’s spouse is the participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the participant’s applicable distribution period, as determined under this section 4.2, or the joint life and last survivor expectancy of the participant and the participant’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

Section 5. Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

5.1. Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the participant’s entire interest will be distributed, beginning no later than the time described in section 2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

(a) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the

Addendum A—Page 3 of 4 (PN005)

beneficiary’s birthday in the calendar year immediately following the calendar year of the participant’s death; or

(b) if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.2. No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

5.3. Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the participant dies before the date distribution of his or her interest begins, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this section 5 will apply as if the surviving spouse were the participant, except that the time by which distributions must begin will be determined without regard to section 2.2(a).

Section 6. Definitions.

6.1. Designated beneficiary. The individual who is designated as the beneficiary under Section 1.5 of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

6.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 2.2.

6.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

6.4. Required beginning date. The date specified in Section 5.6 of the plan.

Addendum A—Page 4 of 4 (PN005)